UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2011
Spirit AeroSystems Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

3801 South Oliver, Wichita, Kansas	67210

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (316) 526-9000
N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 7, 2011, Spirit AeroSystems Holdings, Inc. (the “Company”) and the selling stockholders signatory thereto, entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated (the “Underwriter”) regarding the secondary offering of 10,307,375 shares of the Company’s class A common stock, par value $0.01 per share, by certain selling stockholders (the “Offering”). In addition, the selling stockholders have granted the Underwriter a 30-day option to purchase up to 1,546,106 additional shares of class A common stock. The Offering is being effected pursuant to a registration statement on Form S-3 (File No. 333-173369) (the “Registration Statement”) filed with the Securities and Exchange Commission (“SEC”) on April 7, 2011 and related prospectus supplement, filed with the SEC on April 12, 2011. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference herein.
Item 8.01 Other Events.
This Current Report on Form 8-K is also being filed for the purpose of updating Item 14 of the Registration Statement. Information relating to Item 14 — “Other Expenses of Issuance and Distribution” with respect to the Offering is as follows:

Securities and Exchange Commission Registration Fee	$34,624.92	(1)
Legal Fees and Expenses	375,000
Accounting Fees and Expenses	70,000
Printing and Delivery Expenses	24,000
Transfer Agent and Registrar Fees	5,000
Total	$508,624.92

(1)	Previously disclosed.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated April 7, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.
Date: April 13, 2011	/s/ Michelle A. Russell
Michelle A. Russell
Senior Vice President, General Counsel and Secretary